                   P. H. GLATFELTER COMPANY AND SUBSIDIARIES
                   -----------------------------------------
                       Computation of Net Income Per Share
Exhibit 11

                                                         For the 3 Months Ended                For the 6 Months Ended
                                                     6/30/97            6/30/96             6/30/97              6/30/96
                                                  ---------------    ----------------    ----------------     ----------------
Weighted average number of common and
 common share equivalents:
      Common Shares:
         Shares outstanding, beginning
          of period..............................    42,284,836          42,718,608          42,539,828           43,435,312

         Less shares purchased for treasury......      (107,874)(1)        (105,965)(2)        (285,265)(1)         (633,195)(2)

         Shares issued:
           Employee Stock Purchase Plans.........           223 (3)             678 (4)          11,973 (3)           11,634 (4)
           Key Employee Long-Term Incentive
            Plan.................................           769 (5)             514 (6)           2,108 (5)            2,524 (6)
           401(k) Plan...........................         6,044 (7)           5,355 (8)          21,135 (7)           18,891 (8)
           Restricted Common Stock Award Plan....         8,949 (9)          48,393 (9)           4,499 (9)           24,196 (9)
                                                 ---------------    ----------------    ----------------     ----------------
              Total                                  42,192,947          42,667,583          42,294,278           42,859,362
         Common share equivalents applicable to
           outstanding stock awards and
           option grants.........................       145,003 (10)        178,679 (10)        151,826 (10)         214,534 (10)
                                                  ---------------    ----------------    ----------------     ----------------
              Total                                  42,337,950          42,846,262          42,446,104           43,073,896

   Net income....................................   $11,221,589         $16,276,653        $ 24,044,805      $    30,246,226

   Net income per common share...................   $      0.27         $      0.38        $       0.57      $          0.70
                                                  ===============    ================    ================     ================
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   (1)  Weighted average effect of 203,000 common shares repurchased in the second quarter of 1997 and 509,500 common shares repurchased in the first six months of 1997.
   (2)  Weighted average effect of 181,100 common shares repurchased in the second quarter of 1996 and 946,273 common shares repurchased in the first six months of 1996.
   (3)  Weighted average effect of 20,265 common shares issued from treasury on
        June 30, 1997 and 43,601 common shares issued from treasury in the first six months of 1997.
   (4)  Weighted average effect of 20,562 common shares issued from treasury on
        June 28, 1996 and 42,432 common shares issued from treasury in the first six months of 1996.
   (5)  Weighted average effect of 4,000 common shares issued from treasury in the second quarter of 1997 and 6,100 common shares issued from treasury in the first six months of 1997.
   (6)  Weighted average effect of 955 common shares issued from treasury in the second quarter of 1996 and 4,131 common shares issued from treasury in the first six months of 1996.
   (7)  Weighted average effect of 16,526 common shares issued from treasury in the second quarter of 1997 and 42,598 common shares issued from treasury in the first six months of 1997.
   (8)  Weighted average effect of 14,908 common shares issued from treasury in the second quarter of 1996 and 38,331 common shares issued from treasury in the first six months of 1996.
   (9)  Weighted average effect of 13,350 common shares issued from treasury on
        May 1, 1997 and 72,193 common shares issued from treasury on May 1,
        1996.
  (10)  Weighted average effect of shares subject to outstanding awards under the Registrant's 1988 Restricted Common Stock Award Plan and weighted average effect of shares issuable under the Registrant's 1992 Key
        Employee Long-Term Incentive Plan.